Exhibit 10.13

DEMAND PROMISSORY NOTE

$5,687,500.00	June __, 2022

FOR VALUE RECEIVED, the undersigned, (“Borrower”), promises to pay ON DEMAND to the order of AMERICAN PACIFIC BANCORP, INC., a Texas corporation (“Lender”) at 1400 Broadfield, Suite 100, Houston, Texas 77084, or at such other place as Lender may, from time to time designate in writing, the principal sum of Five Million Six Hundred Eighty Seven Thousand Five Hundred US Dollars ($5,687,500.00), together with interest thereon payable as specified in this Demand Promissory Note (this “Note”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement (defined below).

1. Interest Rate. Interest on the outstanding principal under the Loan shall accrue at the fixed rate of 8.0% per annum.

2. Interest Calculation. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

3. Payments and Maturity Date. Principal and interest shall be payable ON DEMAND, but if demand is not made, principal and interest shall be payable as follows:

(a) Monthly payments of principal and interest in the amount of Forty Three Thousand Eight Hundred Ninety Seven and 05/100 US Dollars ($43,897.05) shall be made beginning on July 1, 2022 and continuing on the same date of each month thereafter;

(b) The entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon computed as aforesaid and any other sums due under the Loan shall become due and payable, without offset and without further notice, on June 1, 2024.

4. Prepayments. Borrower may prepay principal without fee or penalty. All prepayments of principal shall be applied to scheduled installments of principal in the inverse order of their maturities.

5. Default and Acceleration. Without limiting Lender’s right to make demand for full payment, upon the occurrence of an Event of Default as defined in the Loan Agreement, at the option of the holder hereof, the entire debt then remaining unpaid at once shall become due and payable without notice and the liens given to secure the payment of this Note may be foreclosed and Lender may pursue all rights and remedies available under this Note or any instrument securing payment of this Note.

6. Default Rate of Interest. Upon the occurrence of an Event of Default, Borrower promises to pay interest on the principal balance of this Note together with all sums due and owing under the Note or the Loan Documents then outstanding at 18.0% per annum a rate of interest (“Default Rate”). Failure to require interest at the Default Rate or charge such increased interest shall not be a waiver of the right to do so at any future time or with respect to any other default.

7. Late Charge. With the exception of such amounts which are due upon the Loan Maturity Date, in the event any payment of principal, interest, or other sum due in connection with the Loan is not made within fifteen (15) days after the due date, Lender may, at its option, require the payment of a late charge in the amount of five percent (5.0%) of the delinquent sum (“Late Charge”). Borrower acknowledges that Lender will incur extra expenses for the handling of the delinquent payment and servicing the indebtedness evidenced hereby, and that the exact amount of these extra expenses is extremely difficult and impractical to ascertain, but that the Late Charge would be a fair approximation of the expense so incurred by Lender.

8. Remedies Cumulative. The rights or remedies of Lender as provided in this Note and any instrument securing payment of this Note shall be cumulative and concurrent and may be pursued singly, successively, or together against Borrower and the real property described in the Loan Documents, and any other funds, property or security held by Lender for the payment hereof or otherwise at the sole discretion of Lender. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or the right to exercise them at any later time.

9. Forbearance. Any forbearance of Lender in exercising any right or remedy hereunder or under the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment. Lender shall at all times have the right to proceed against any portion of the security held for this Note in such order and in such manner as Lender may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

10. Right of Setoff. In addition to all liens upon, and the rights of setoff against, the monies, securities and other property of Borrower given to the Lender, the Lender shall have a security interest in, and a right of setoff against, all of Borrower’s deposit accounts at Lender, all monies, securities and other property of Borrower, now or hereafter in the possession of the Lender, whether for safekeeping or otherwise. Upon the occurrence of an Event of Default and the expiration of all applicable cure periods, the Lender shall have the immediate right without notice to take amounts due from any deposit balances Borrower has with the Lender, regardless of any penalty that may apply when the Lender exercises such right, and apply such amounts for the outstanding balance of amounts due under this Note.

11. Application of Payments. All payments made on this Note shall be applied first to costs and late fees, then to the payment of the interest then accrued, and then to outstanding principal. In the circumstance of an Event of Default, payments may be applied in any order chosen by Lender.

12. Borrower’s Waivers. Borrower and any sureties, guarantors and endorsers (severally each called a “Surety”) waive presentment, protest and demand, notice of protest, demand and of dishonor and non-payment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Borrower and each Surety hereof. Borrower and any Surety further agree that at any time and from time to time without notice the terms of payment herein may be modified or the security described in the Loan Documents released in whole or in part, or increased, changed or exchanged by agreement between Lender and any owner of the property affected by said Loan Documents without affecting the liability of any party to this instrument or any person liable or to become liable with respect to any indebtedness evidenced hereby.

13. Usury. Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

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14. Loan Documents. This Note is executed by Borrower in connection with that certain Loan Agreement made by and between Borrower and Lender dated as of the date hereof (the “Loan Agreement”), and this Note is secured by the Collateral. As used herein, the term “Obligations” shall mean those obligations of Borrower as evidenced by this Note, the Loan Agreement, and the Loan Documents. The Loan Agreement and the Deed of Trust contain provisions for the acceleration of the maturity of this Note. In the event of any conflict between any provision of the Loan Agreement and any provision of this Note, the provision of the Loan Agreement shall control.

15. Preferential Payment. Borrower agrees that to the extent Borrower or any Surety makes any payment to Lender in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a “Preferential Payment”), then the indebtedness of Borrower under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Lender, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

16. Governing Law; Jurisdiction. This Note is to be governed according to the laws of Utah, without giving effect to principles of conflict of laws. Without limiting the right of Lender to bring any action or proceeding against Borrower or any Surety or against any property of Borrower or any Surety (an “Action”) arising out of or relating to this Note or any indebtedness evidenced hereby in the courts of other jurisdictions, including without limitation state and federal courts in Harris County, Texas, Borrower and each Surety hereby irrevocably submit to the jurisdiction, process and venue of any Utah State or Federal court sitting in the State of Utah, and hereby irrevocably agree that any Action may be heard and determined in such Utah State court or in such Federal court. Borrower and all Sureties each hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any jurisdiction.

17. Binding Effect. This Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender, and any subsequent holders of this Note, and their successors and assigns.

18. Notice. All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Loan Agreement for the giving of notices.

19. Business Purpose; Time. The undersigned hereby represents that the proceeds of the Loan evidenced by this Note will be used for a commercial or business purpose. Time is of the essence with regard to the performance of the obligations of Borrower in this Note and each and every term, covenant and condition herein by or applicable to Borrower.

20. Attorneys’ Fees. Borrower further promises to pay all reasonable attorneys’ fees incurred by Lender in connection with any Default hereunder and in any proceeding brought to enforce any of the provisions of this Note both before and after judgment.

21. Interpretation and Incorporation. As used in this Note, the term “Lender,” shall include each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise. As used in this Note, the word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

WAIVER OF JURY TRIAL. BORROWER, AND BY LENDER’S ACCEPTANCE HEREOF, LENDER, HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COLLATERAL ARISING THEREFROM OR CONNECTED THERETO. BORROWER AND LENDER EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

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IN WITNESS WHEREOF, Borrower has duly executed this Demand Promissory Note as of the day and year first above written.

BORROWER:

LINDEN REAL ESTATE HOLDINGS, LLC, a Texas limited liability company

By:
Name:	John “JT” Thatch
Title:	Manager

**Signature Page to Demand Promissory Note**